===============================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       FRIEDE GOLDMAN INTERNATIONAL INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                 FRIEDE GOLDMAN INTERNATIONAL
[Logo of Friede
Goldman appears  --------------------------------------------------------------
here]                     HOUSTON . NEW ORLEANS . JACKSON . PASCAGOULA

                                April 23, 1998

To Our Stockholders:

  On behalf of the Board of Directors, I cordially invite all stockholders to attend the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Friede Goldman International Inc. (the "Company") to be held on Friday, May 15, 1998, at 9:00 a.m. at the Capital Club, Capital Towers, 19th Floor, 125 S. Congress Street, Jackson, Mississippi 39201. Proxy materials, which include a Notice of the Meeting, and proxy card, are enclosed with this letter.

  At the Annual Meeting, the Stockholders of the Company will be asked to (i) elect two directors to serve for three-year terms until the 2001 Annual Meeting of Stockholders and (ii) ratify the appointment of Arthur Andersen LLP as the Company's auditors for 1998. It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card promptly in the enclosed postage paid envelope. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish, even though you may have previously returned your proxy. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership.

                                          Sincerely,

                                          /s/ J. L. Holloway
                                          J. L. Holloway
                                          Chairman of the Board of Directors,
                                          President and Chief Executive
                                           Officer

                       FRIEDE GOLDMAN INTERNATIONAL INC.
                       525 E. CAPITOL STREET, SUITE 402
                          JACKSON, MISSISSIPPI 39201

                               ----------------

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 1998

                               ----------------

TO THE STOCKHOLDERS:

  The 1998 Annual Meeting of Stockholders of Friede Goldman International Inc., (the "Company"), will be held at the Capital Club, Capital Towers, 19th Floor, 125 S. Congress Street, Jackson, Mississippi 39201 at 9:00 a.m. on Friday, May 15, 1998, for the following purposes:

  1. To elect two Class I directors of the Company to hold office until the third succeeding annual meeting of stockholders after their election (the 2001 Annual Meeting) and until their respective successors shall have been elected and qualified.

  2. To ratify the selection of Arthur Andersen LLP as the Company's independent certified public accountants to audit the Company's consolidated financial statements for the fiscal year ending December 31, 1998.

  3. Any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.

  The close of business on Tuesday, March 31, 1998 has been fixed by the Board of Directors of the Company as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. We urge you to sign and date the enclosed proxy and return it promptly by mail in the enclosed envelope, whether or not you plan to attend the meeting in person. No postage is required if mailed in the United States. If you do attend the meeting in person, you may withdraw your proxy and vote personally on all matters brought before the meeting.

                                          By Order of the Board of Directors,

                                          /s/ James A. Lowe, III
                                          James A. Lowe, III
                                          General Counsel and Secretary

                       FRIEDE GOLDMAN INTERNATIONAL INC.
                       525 E. CAPITOL STREET, SUITE 402
                          JACKSON, MISSISSIPPI 39201

                               ----------------

                                PROXY STATEMENT

                               ----------------

                      1998 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 1998

                               ----------------

  This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Friede Goldman International Inc., a Delaware corporation (the "Company"), for use at the Company's 1998 Annual Meeting of Stockholders or any postponement or adjournment thereof (the "Annual Meeting") to be held at the Capital Club, Capital Towers, 19th Floor, 125 S. Congress Street, Jackson, Mississippi 39201 at 9:00 a.m. on Friday, May 15, 1998 for those purposes set forth in the notice attached hereto. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 23, 1998.

VOTING AND VOTE REQUIRED

  The Board of Directors has fixed the close of business on Tuesday, March 31,1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, the Company had outstanding and entitled to vote 24,492,797 shares of its common stock, par value $.01 per share ("Common Stock"). There are no other classes of voting securities of the Company outstanding. Each share of Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. A proxy will be voted in the manner specified on the proxy, or if no manner is specified, it will be voted in favor of the proposals set forth in the notice attached hereto.

  The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, either in person or represented by properly executed proxies, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. If there are not sufficient shares represented in person or by proxy at the Annual Meeting to constitute a quorum, the Annual Meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company. Abstentions are counted as "shares present" at the meeting for purposes of determining the presence of a quorum while broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are not considered "shares present" with respect to any matter.

  The election of directors will be determined by a plurality of the votes cast by holders of shares of Common Stock. Cumulative voting for the election of directors is not permitted. The approval of all other matters will require the affirmative vote of holders of a majority of the shares present in person or represented by duly executed proxy at the Annual Meeting and entitled to vote on the subject matter. Accordingly, abstentions will have no effect on the outcome of the election of directors but with respect to any other proposal will operate to prevent the approval of such proposal to the same extent as a vote against such proposal.

REVOCATION OF PROXY

  Stockholders submitting proxies may revoke them at any time before they are voted on by (i) notifying Mr. James A. Lowe, III, Secretary of the Company, in writing of such revocation, (ii) by execution of a subsequent proxy sent to Mr. Lowe, or (iii) by attending the Annual Meeting in person and giving notice of revocation. Notices to Mr. Lowe referenced in (i) and (ii) should be directed to Mr. James A. Lowe, III, Secretary, Friede Goldman International Inc., 525 E. Capitol Street, Suite 402, Jackson, Mississippi 39201.

SOLICITATION EXPENSES

  The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company. In addition to solicitation of proxies by mail, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of Common Stock.

                      ELECTION OF DIRECTORS (PROPOSAL 1)

  The Company's Amended and Restated Certificate of Incorporation provides for three classes of directors as nearly equal in number as possible. The term of office of Class I directors expires at the 1998 Annual Meeting, the term of office of Class II directors expires at the 1999 Annual Meeting (i.e., one year of the term remaining), and the term of office of Class III directors expires at the 2000 Annual Meeting (i.e., two years of the term remaining). The directors whose terms will expire at the 1998 Annual Meeting are John G. Corlew and Raymond E. Mabus, Jr., each of whom has been nominated to stand for reelection at the 1998 Annual Meeting to hold office until the 2001 Annual Meeting and until their successors are elected and qualified.

NOMINEES FOR ELECTION

 Class I , Terms Expiring at 2001 Annual Meeting

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MESSRS. CORLEW AND MABUS AS DIRECTORS TO HOLD OFFICE UNTIL THE 2001 ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. THE SHARES OF COMMON STOCK REPRESENTED BY RETURNED PROXY CARDS WILL BE VOTED FOR THE ELECTION OF THESE NOMINEES UNLESS OTHERWISE SPECIFIED.

  John G. Corlew has been a director of the Company since 1997. He is currently a member of the firm Watkins & Eager, PLLC in Jackson, Mississippi where he has practiced as an attorney since 1984.

  Raymond E. Mabus, Jr. has been a director of the Company since 1997. He has served as Of Counsel to the law firm of Baker, Donelson, Bearman & Caldwell since October 1996. From July 1994 through May 1996, Mr. Mabus served as Ambassador to the Kingdom of Saudi Arabia. From February 1992 through June 1994, Mr. Mabus served as Chairman of the Committee on the Future of the South and as a consultant in the private sector. From January 1988 through January 1992, Mr. Mabus served as Governor of the State of Mississippi. Mr. Mabus also serves as a director of the Kroll-O'Gara Company, a publicly traded company which installs armor plating on vehicles.

INCUMBENT DIRECTORS

 Class II--Terms Expiring at 1999 Annual Meeting

  Jerome L. Goldman has been a director of the Company since 1997. He is currently the Chairman and sole owner of J. L. Goldman Associates, Inc., naval architects and marine engineers. Mr. Goldman previously served as Chairman of Friede & Goldman, Ltd. since co-founding the company in 1949.

  T. Jay Collins has been a director of the Company since 1997. He is currently the Executive Vice President Oilfield Marine Services at Oceaneering International, Inc., a position he has held since 1996. From 1993 to 1996, Mr. Collins served as Senior Vice President and Chief Financial Officer of Oceaneering International Inc. Prior to joining Oceaneering International Inc., Mr. Collins spent six years at Teleco Oilfield Services, Inc., most recently as Executive Vice President, Finance and Administration. Mr. Collins received a BA and ME from Rice University and an MBA from Harvard University.

 Class III--Terms Expiring at 2000 Annual Meeting

  Alan A Baker has been a director of the Company since 1997. He is the retired Chairman of Halliburton Energy Services Group, a position he held from 1992 to 1995. He also served as the CEO of Halliburton Energy Services Group from 1992 to 1993. Mr. Baker is member of the board of the Mid-Continent Oil and Gas Association.

  J. L. Holloway has served as the Chairman of the Board, Chief Executive Officer and President of the Company since April 1997. In addition, Mr. Holloway has served as the Chairman of the Board, Chief Executive Officer and President of HAM Marine from its formation in 1982 until April 1997, and from April 1997 Mr. Holloway has been the Chairman of the Board of HAM Marine. Mr. Holloway also serves as a Director of Delta Health Group, a company that operates and manages health care facilities in the South and as President of State Street Properties, Inc., a commercial real estate development firm headquartered in Mississippi.

  Howell W. Todd has been a director of the Company since 1997. He has served as President of Mississippi College since 1994. Dr. Todd previously served as Executive Director and Chief Executive Officer of the South Dakota Board of Regents, the governing board for the public higher education system in the state of South Dakota. Dr. Todd holds a Ph.D. from the University of Illinois.

                       GENERAL INFORMATION WITH RESPECT
                           TO THE BOARD OF DIRECTORS

MEETINGS

  During the year ended December 31, 1997, the Board of Directors held three meetings. During 1997, each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors of which such director was a member, other than Mr. Mabus, who was not present at one meeting of the Board of Directors and one meeting of the Audit Committee. The Board of Directors also acted eleven times by unanimous written consent in 1997.

COMMITTEES OF THE BOARD

  There are three standby committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Mergers, Acquisitions and Legal Committee. The Audit Committee recommends the appointment of auditors and oversees the accounting and audit functions of the Company. The Compensation Committee determines executive officers' and key employees' salaries and bonuses and administers the Company's 1997 Equity Incentive Plan (the "Equity Incentive Plan"). The Mergers, Acquisitions, and Legal Committee reviews any proposed mergers and acquisitions and provides legal compliance oversight. Messrs. Goldman and Mabus serve as members of the Audit Committee, Messrs. Collins and Todd serve as members of the Compensation Committee and Messrs. Baker and Corlew serve as members of the Mergers, Acquisitions and Legal Committee. During 1997 each standby committee held one meeting.

DIRECTORS' COMPENSATION

  Each nonemployee director will receive a fee of $2,500 for attendance at each Board of Directors meeting and $500 for each committee meeting. Upon election to the Board of Directors, each nonemployee director receives stock options to purchase 1,000 shares of Common Stock. Each nonemployee director also receives stock options to purchase 2,000 shares of Common Stock annually. Each of such options has an exercise price equal to the market price on the date of grant. Directors of the Company are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, and for other expenses incurred in their capacity as directors of the Company.

                            PRINCIPAL STOCKHOLDERS

  The following table, together with the accompanying footnotes, sets forth information, as of March 10, 1998, regarding share ownership of all persons known by the Company to own 5% or more of the outstanding shares of Common Stock, and all executive officers and directors of the Company.

                                                          SHARES OF
                                                         COMMON STOCK  PERCENT
                                                         BENEFICIALLY    OF
                                                         OWNED(1)(2)  OWNERSHIP
                                                         ------------ ---------
J. L. Holloway(3).......................................  10,400,002    42.5%
Carl M. Crawford........................................   1,537,870     6.3%
John F. Alford..........................................     133,050       *
Ronald W. Schnoor.......................................     585,262     2.4%
James A. Lowe, III......................................     110,994       *
Alan A. Baker...........................................       1,000       *
John G. Corlew..........................................       1,000       *
T. Jay Collins..........................................       1,000       *
Jerome L. Goldman.......................................      22,002       *
Raymond E. Mabus, Jr....................................       2,000       *
Howell W. Todd..........................................       2,000       *
All executive officers and directors as a group (11
 persons)...............................................  12,796,180    52.2%

--------
 * Less than one percent.
(1) Gives effect to a two-for-one stock split effective October 10, 1997.
(2) Includes shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the date of this Proxy Statement.
(3) Includes 3,841,000 shares of Common Stock owned by a limited partnership of which Mr. Holloway is a general partner.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table provides certain summary information concerning compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers (the "Named Executive Officers") during the year ended December 31, 1997.

                          SUMMARY COMPENSATION TABLE

                                                                LONG-TERM
                                                               COMPENSATION
                                   ANNUAL COMPENSATION            AWARDS
                              ------------------------------   ------------
                                                                SECURITIES
   NAME AND PRINCIPAL                           OTHER ANNUAL    UNDERLYING     ALL OTHER
        POSITION         YEAR  SALARY   BONUS   COMPENSATION   OPTIONS (#)  COMPENSATION(1)
   ------------------    ---- -------- -------- ------------   ------------ ---------------
John L. Holloway........ 1997 $362,232    --         --             --          $2,831
 Chief Executive Officer
Carl M. Crawford........ 1997 $114,704 $ 40,000      --             --          $2,831
 Executive Vice
  President
Ronald W. Schnoor....... 1997 $127,618 $ 60,883      --             --          $2,831
 President, HAM Marine
James A. Lowe, III...... 1997 $120,000    --     $1,176,200(2)      --          $  523
 General Counsel
John F. Alford.......... 1997 $106,667 $104,231  $  475,000(3)    76,820        $  523
 Sr. Vice President--
  Acquisitions

--------
(1) Includes contributions by Company in 1997 to the 401(k) Retirement Plan account of each of Messrs. Holloway, Crawford, Schnoor, Lowe and Alford in the amounts of $2,603, $2,603, $2,603, $386 and $386, respectively; and
    term life insurance premiums paid by the Company in 1997 on behalf of each of such Named Executive Officers in the amounts of $228, $228, $228, $137 and $137, respectively.
(2) Mr. Lowe was granted shares in a predecessor of the Company effective January 1, 1997 pursuant to an employment agreement executed in December 1996, which, after the reorganization of the Company in connection with its initial public offering and the Company's subsequent 2-for-1 stock split, amounted to 153,640 shares of the Company's common stock. The Company charged $1,080,000 to selling, general and administrative expenses in 1996 representing the value of such shares based on an estimated initial public offering price for the Company's common stock, less a 10% discount because the shares received by Mr. Lowe were not registered. In addition, Mr. Lowe received $96,200 for tax reimbursement in 1997.
(3) Mr. Alford was granted shares in a predecessor of the Company in February 1997, which, after the reorganization of the Company in connection with its initial public offering and the Company's subsequent 2-for-1 stock split, amounted to 76,820 shares of the Company's common stock. The Company recognized selling, general and administrative expenses in 1997 of $475,000 based on the valuation methodology as used with respect to Mr. Lowe.

                                 STOCK OPTIONS

  The following table reflects certain information regarding stock options granted to the Named Executive Officers during 1997.

                                                                                                POTENTIAL
                                                                                           REALIZABLE VALUE AT
                                                                                             ASSUMED ANNUAL
                                                                                             RATES OF STOCK
                                                                                           PRICE APPRECIATION
                                                 INDIVIDUAL GRANTS                           FOR OPTION TERM
                         ----------------------------------------------------------------- -------------------
                                           PERCENT OF
                            NUMBER OF         TOTAL
                           SECURITIES    OPTIONS GRANTED EXERCISE  MARKET PRICE
                           UNDERLYING    TO EMPLOYEES IN   PRICE     ON GRANT   EXPIRATION
          NAME           OPTIONS GRANTED      1997       ($/SHARE)     DATE        DATE     5% ($)   10% ($)
          ----           --------------- --------------- --------- ------------ ---------- -------- ----------
J. L. Holloway..........       --              --           --          --          --        --        --
Carl M. Crawford........       --              --           --          --          --        --        --
Ronald W. Schnoor.......       --              --           --          --          --        --        --
James A. Lowe, III......       --              --           --          --          --        --        --
John F. Alford..........     76,820           7.5%        $1.195      $8.50      12/31/06  $917,819 $1,601,836

                             OPTION GRANTS IN 1997


  The following table reflects certain information concerning the number of unexercised options held by the Named Executive Officers and the value of such officers' unexercised options as of December 31, 1997. None of the Named Executive Officers exercised any options in 1997.

              OPTION EXERCISES IN 1997 AND YEAR END OPTION VALUES

                               NUMBER OF SECURITIES
                              UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                    OPTIONS AT          "IN-THE-MONEY" OPTIONS
                                 DECEMBER 31, 1997      AT DECEMBER 31, 1997(1)
                             ------------------------- -------------------------
            NAME             EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
            ----             ----------- ------------- ----------- -------------
J.L. Holloway...............     --           --           --           --
Carl M. Crawford............     --           --           --           --
Ronald W. Schnoor...........     --           --           --           --
James A. Lowe, III..........     --           --           --           --
John F. Alford..............   76,820         --       $2,205,000       --

--------
(1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The value of unexercised options for each of the Named Executive Officers represents the difference between the exercise price of such options and the closing market price of the Company's common stock on December 31, 1997 ($29.875 per share). The exercise price of Mr. Alford's options is set forth in the Option Grants table above.

                            STOCK PERFORMANCE GRAPH

  The following performance graph compares the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of the Nasdaq Composite Index and a peer group stock index (the "Peer Group Index") which consists of the other publicly-traded companies which perform conversion, retrofit and repair services on offshore oil rigs. The cumulative total return computations set forth in the Performance Graph assume the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the Peer Group Index on July 21, 1997.

  The three companies that comprise the Peer Group Index are: Halter Marine Group, Inc., Gulf Island Fabrication Inc. and Unifab International Inc.

              COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURNS*




                                      LOGO
                              [Graph appears here]

                                                        7/22/97 9/30/97 12/31/97
                                                        ------- ------- --------
Friede Goldman International Inc.......................   100     254     253
Peer Group Index.......................................   100     164     111
Nasdaq Composite Index.................................   100     108     101

--------
* Assumes $100 invested on July 22, 1997 in each of the Company's Common Stock, the Nasdaq Composite Index and the Peer Group Index (dividends reinvested).

                       REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors consists of two directors who are not employees of the Company. The Committee reviews the Company's executive compensation program and policies each year and determines the compensation of the executive officers. The Committee's overall policy regarding compensation of the Company's executive officers is to provide competitive salary levels and compensation incentives that (i) attract and retain highly qualified individuals in these key positions, (ii) recognize individual performance and the performance of the Company relative to the performance of other companies of comparable size, complexity and quality and
(iii) support both the short-term and long-term goals of the Company. The Compensation Committee believes this approach closely links the compensation of the Company's executives to the accomplishments of Company goals and coincides with stockholder objectives.

  In addition, the Compensation Committee considers the anticipated tax treatment of the Company's executive compensation program. Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to executive officers to $1 million annually, unless certain conditions are met. Except in the case of option exercises or stock grants, the Committee believes that it is unlikely that any officer will receive compensation in excess $1 million in the near future. However, it will be the policy of the Company to consider the impact, if any, of Section 162(m) on the Company on the Company and to document as necessary specific performance goals in order to seek to preserve the Company's tax deductions.

BASE SALARY

  The Committee periodically reviews and establishes base salaries. Generally, the base salaries of the Company's executive officers, including its Chief Executive Officer, are determined according to the following factors: the individual's experience level, scope and complexity of the position held and annual performance of the individual.

INCENTIVE COMPENSATION

  The Company's executive officers, including its Chief Executive Officer, are also eligible to earn annual bonuses. The Company's annual bonuses provide motivation toward and reward the accomplishment of corporate annual objectives and provide a competitive compensation package that will attract, reward and retain top-caliber individuals. The annual bonus amounts are based on both Company and individual performance. Performance goals are both qualitative and quantitative in nature. Qualitative goals include development and retention of key personnel, quality of products and services and management effectiveness. Quantitative goals include revenue and earnings targets and cost containment goals. At the end of each year, the extent to which individual and Company goals are met is evaluated. If target goals are met, the executive officers receive a target bonus. Although specific relative weights are not assigned to each performance factor, a greater emphasis is placed on increased earnings of the Company.

  This report is furnished by the Compensation Committee of the Board of Directors.

                                          T. Jay Collins
                                          Howell W. Todd

                             EMPLOYMENT AGREEMENTS

  The Company entered into employment agreements with Messrs. Holloway and Alford, and HAM Marine, Inc., a wholly owned subsidiary of the Company ("HAM Marine"), entered into employment agreements with Messrs. Crawford, Schnoor and Lowe. Pursuant to the terms of such agreements, the salaries of these persons in 1997 was: Mr. Holloway, $350,000; Mr. Schnoor, $138,000; Mr. Crawford, $120,000; Mr. Lowe, $120,000; and Mr. Alford, $100,000.

  The employment agreements relating to Messrs. Holloway, Crawford and Schnoor were effective on January 1, 1997, have initial terms of one year and, unless earlier terminated pursuant to the terms thereof, continue thereafter on a year-to-year basis. Each of such agreements is terminable by the employer for "cause" upon ten days written notice and without "cause" by either party upon thirty days written notice. In the event an officer's employment is terminated by the employer without "cause," such officer will be entitled to receive a lump-sum severance payment at the effective time of termination equal to the base salary at the rate then in effect for a period of 30 days. In addition, the employment agreements restrict these individuals from competing with the Company for a period of 30 days from the date of termination.

  HAM Marine entered into an employment agreement with Mr. Lowe effective January 1, 1997, which agreement is terminable by HAM Marine at any time. In the event the agreement is terminated by HAM Marine for any reason, Mr. Lowe will receive a lump-sum severance payment of $60,000. Pursuant to the agreement, Mr. Lowe received shares of common stock in HAM Marine which were exchanged for 76,820 shares (153,640 shares after the 2-for-1 stock split) of the Company's Common Stock pursuant to the reorganization of the Company completed in connection with the initial public offering (the "Reorganization").

  The Company and HAM Marine entered into an employment agreement with Mr. Alford on May 21, 1997, which agreement is terminable by the Company at any time. Pursuant to the agreement, Mr. Alford received shares of common stock of HAM Marine which were exchanged for 38,410 shares (76,820 shares after to 2-for-1 stock split) of the Company's Common Stock pursuant to the Reorganization. In addition, Mr. Alford was granted options to purchase additional shares of common stock of HAM Marine effective as of February 14, 1997 which, upon completion of the Reorganization, were converted into options to purchase an aggregate of 38,410 shares (76,820 shares as adjusted for the 2-for-1 stock split) of the Company's Common Stock, subject to a vesting schedule relating to the exercisability of such options, at a purchase price of $1.195 per share (as adjusted for the 2-for-1 stock split).

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company has from time to time made loans to and paid expenditures on behalf of its stockholders. In March 1997, Mr. Holloway and Mr. Crawford entered into personal guarantees of $2.5 million each to secure a $10.0 million revolving line of credit for HAM Marine. In September, in connection with an amendment to the credit facility necessitated by the initial public offering of the Company's stock, the Company entered into a guarantee of the credit facility and the guarantees of Messrs. Holloway and Crawford were terminated.

  In March 1997, HAM Marine made a distribution of property, including real estate previously held for investment, along with the related debt guaranteed by Mr. Holloway, and an airplane, to Messrs. Holloway, Crawford and Schnoor, which property, and related liability, was contributed by such stockholders into a newly formed company owned by Messrs. Holloway, Crawford and Schnoor. Subsequent to such distribution, the Company chartered the airplane from such company on a "when needed" basis at fair market charter rates through June 1997.

  At December 31, 1996, marketable securities owned by the Company with a market value of approximately $1.4 million were pledged as collateral for a loan from a bank to Mr. Holloway to finance a portion of the purchase price of certain assets of Friede & Goldman, Ltd. ("F&G Ltd."), which loan proceeds were, in turn, loaned by Mr. Holloway to such entity. F&G Ltd. recorded a $1.4 million payable to Mr. Holloway in recognition of the loan. On March 31, 1997, the Company transferred the pledged marketable securities to Mr. Holloway in payment of the obligation.

  In July 1997, the Company purchased a crane from a company owned by Messrs. Holloway, Crawford and Schnoor. The Company paid the same price for such crane as such other company paid to acquire the crane from an unrelated party in April 1997.

  In July 1997, the Company entered into an agreement with a company owned by Mr. Holloway, Mr. Crawford and Mr. Schnoor pursuant to which the Company agreed to lease an airplane from such company for a monthly payment of $50,000 per month. In addition, the Company agreed to maintain the airplane in good working condition, to pay all operating expenses related to the airplane and to maintain insurance on the airplane. The agreement has a term of one year and renews automatically on an annual basis unless terminated by either party upon 30 days written notice to the other party. The Company believes that the terms of such agreement are no less favorable than the Company could have received from an unrelated party.

  John G. Corlew, a director of the Company, is a member of the Jackson, Mississippi law firm, Watkins & Eager, PLLC which from time to time performs legal services on behalf of the Company.

                     APPOINTMENT OF AUDITORS (PROPOSAL 2)

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDING DECEMBER 31, 1998. THE SHARES OF COMMON STOCK REPRESENTED BY RETURNED PROXY CARDS WILL BE VOTED FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS UNLESS OTHERWISE SPECIFIED.

  At the Annual Meeting a vote will be taken on the proposal to ratify the appointment by the Board of Directors of Arthur Andersen LLP, independent certified public accountants, as auditors of the Company's consolidated financial statements for the year ending December 31, 1998. Arthur Andersen audited the consolidated financial statements of the Company for the year ended December 31, 1997.

  Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement should they choose to do so, and to be available to respond to appropriate questions.

                     COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and persons holding more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted (i) initial reports of ownership, (ii) reports of changes in ownership and (iii) annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers and ten-percent stockholders are also required to furnish the Company with copies of all such filed reports.

  Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during 1997, the Company believes that all Section 16(a) reporting requirements related to the Company's directors and executive officers were timely filed during 1997 except that a late report on Form 5 was filed for Mr. Goldman with respect to his purchase of 20,002 shares (as adjusted for the 2-for-1 stock split) of the Company's common stock in July of 1997.

                                ANNUAL REPORTS

  The Company's Annual Report to stockholders, together with its Annual Report on Form 10-K, accompanies this Proxy Statement. The Company filed its Annual Report on Form 10-K with the Securities and Exchange Commission on March 30, 1998. Additional copies of the Form 10-K, including any financial statements and schedules and a list describing any exhibits not contained therein, may be obtained without charge by any stockholder. Written requests for copies of the report should be directed to James A. Lowe, III, Secretary, 525 E. Capitol Street, Suite 402, Jackson, Mississippi 39201.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 24, 1998 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

                                 OTHER MATTERS

  The Board of Directors knows of no matters that are expected to be presented at the Annual Meeting other than those described in this proxy statement. Should any other matter properly come before the Annual Meeting, however, the persons named in the form of proxy accompanying this proxy statement will vote all shares represented by proxies in accordance with their best judgment on such matters.

PROXY
                       FRIEDE GOLDMAN INTERNATIONAL INC.
                      1998 ANNUAL MEETING OF STOCKHOLDERS

    SOLICITED BY THE BOARD OF DIRECTORS OF FRIEDE GOLDMAN INTERNATIONAL INC.

  The undersigned hereby appoints J. L. Holloway and James A. Lowe, III, and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of Friede Goldman International Inc. that the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders thereof to be held on May 15, 1998, or at any adjournment or postponement thereof, as follows:

  Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

   Please check the following box if you plan to attend the Annual Meeting of
                          Stockholders in person. [_]

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES, "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

  PLEASE COMPLETE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.

                         (TO BE SIGNED ON REVERSE SIDE)

                                                                  SEE REVERSE
                                                                     SIDE



X  PLEASE MARK YOUR
   VOTES AS IN THIS                                                    4888
   EXAMPLE.


1. Election of   FOR  WITHHELD    John G. Corlew and Raymond E. Mabus to hold
   Directors     [_]    [_]       office until the 2001 Annual Meeting and until
                                  their successors are elected and qualified.

INSTRUCTION: To withhold authority
to vote for any individual nominee or
nominees, write the appropriate name
or names in the space provided here.

-------------------------------------


2. Appointment of Arthur Andersen LLP        FOR     AGAINST     ABSTAIN
   as Auditors for the Company               [_]       [_]         [_]


Signature(s)                                             Dated:          , 1998
            --------------------------------------------       ----------
NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. Executors, administrators, trustees, etc., should give their full titles.